Exhibit 99.1

Phone: 800-213-0689	Ms. Briana L. Erickson
www.newenergytechnologiesinc.com	New Energy Technologies Inc.
3905 National Dr., Suite 110
Burtonsville, MD 20866
Tel: 1-800-213-0689
Email: briana@newenergytechnologiesinc.com

News Release

New Energy Researchers to Coat Glass Windows with World’s Tiniest Working Solar Cells which Generate Electricity

Tinted see-thru coating for generating electricity on glass windows makes use of ultra-small solar cells -- shown to produce electricity in recently published peer-reviewed study and able to generate electricity from natural and artificial light.

Burtonsville, MD – May 20, 2009 – New Energy Technologies, Inc. (Symbol: NENE), today announced that, in addition to the active development of its MotionPower™ technologies for generating electricity by harvesting the kinetic energy of moving vehicles, the Company is continuing to further advance the development of its tinted transparent glass SolarWindows™ capable of generating electricity by coating glass surfaces with the world’s smallest known organic solar cells.

New Energy’s SolarWindow™ technology uses an organic solar array, which achieves transparency through the creative use of conducting polymers which have the same desirable electrical properties as the world’s most commercially popular semiconductor, silicon, yet boast a considerably better capacity to ‘optically absorb’ photons from light and generate electricity.

The Company’s ultra-small solar cells measure less than ¼ the size of a grain of rice, are fabricated using environmentally-friendly hydrogen-carbon based materials, and successfully produce electricity, as demonstrated in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

(Click here to view study: http://dx.doi.org/10.1063/1.2998825)

“Our use of these new, readily available and easy-to-apply ultra-small solar cells marks an important advance over the early research and development of our transparent photovoltaic SolarWindow™ technology, and directly addresses numerous commercial and technical limitations posed by conventional materials, including thin films, polycrystalline solar cells, and silicon,” stated Mr. Meetesh V. Patel, Esq., President and CEO of New Energy Technologies, Inc.

“I’m particularly impressed by the potential application of this technology in areas where direct exposure to sunlight is limited or unavailable, since these ultra-small solar cells have demonstrated a special ability to generate electricity in both natural and artificial light conditions.”

Unlike other solar technologies, New Energy’s ultra-small solar cells generate electricity not only from the visible light spectrum found in sunlight but also by using the visible light found in artificial light, such as fluorescent lighting typically installed in offices and commercial buildings.  Commercially, while the majority of today’s solar cells can only be installed where direct sunlight is available, New Energy’s ultra-small solar cells can be installed anywhere that direct sunlight or artificial lighting such as fluorescent systems emit visible light.

Ultra-Small Solar Cells: Generating Electricity on Transparent Glass

New Energy’s SolarWindow™ technology makes use of ultra-small solar cells which allows for the fabrication of solar arrays on a broad range of substrate materials such as glass, plastic, and even paper.  Made of natural polymers which can be dissolved into liquid for easy application, these ultra-small solar cells do not require expensive and complicated high-temperature or high-vacuum production techniques common to other solar coatings.

Currently available solar cells are largely made of silicon wafers, an expensive and brittle material that can limit their commercial usability. Other newer generation, lower cost flexible thin film solar materials such as amorphous silicon, copper-indium-gallium-selenide, and cadmium telluride often require high-vacuum and high-temperature production techniques, and are many times thicker than New Energy’s ultra-small solar cells. This generally limits the application of such thin films primarily to stainless steel, an expensive substrate material with limited prospects of delivering transparency.

New Energy researchers apply world’s smallest working solar cells (highlighted as tiny dots) to see-thru flexible plastic. Source: New Energy Technologies, Inc.

The superior optical absorption properties of New Energy’s ultra-small solar cells enables development of an ultra-thin film, only 1/1000th the thickness of a human hair, or 1/10th of a micrometer.  Conventional thin films are exponentially thicker, measuring several micrometers thick and inhibiting transparency.  In photovoltaic applications such as see-thru windows, where transparency is a primary concern, today’s thin film solar cells simply cannot be utilized to produce a transparent solar window for application in homes, offices, and commercial buildings.

There are nearly 5 million commercial buildings in America, according to the Energy Information Administration, and more than 80 million single detached homes.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies.  Among the Company’s technologies under development are:

1.
MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. There are an estimated 250 million registered vehicles in America, driving more than 6 billion miles every day; and

2.
SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com

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To view the full HTML text of this release, please visit:
http://www.newenergytechnologiesinc.com/NENE_20090520.html

To view a high resolution image of New Energy’s ultra-small solar cells applied to see-thru, flexible plastic, please visit:
http://www.newenergytechnologiesinc.com/NENEsolarcell_01.php

Legal Notice Regarding Forward-Looking Statements
No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.